EXHIBIT 10.1

AMENDMENT NO. 2 TO
AMENDED AND RESTATED FOUR YEAR CREDIT AGREEMENT
AMENDMENT (this “Amendment”) dated as of October 17, 2014 to the Amended and Restated Four Year Credit Agreement dated as of March 11, 2011, as amended by Amendment No. 1 dated as of April 19, 2013 (the “Credit Agreement”) among LEIDOS HOLDINGS, INC. (formerly known as SAIC, Inc., the “Borrower”), LEIDOS, INC. (formerly known as Science Applications International Corporation, as guarantor (the “Guarantor”), the LENDERS party thereto (the “Lenders”) and CITIBANK, N.A., as Administrative Agent (the “Agent”).
SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.
SECTION 2. Amendments. (a) The following definitions are added to Section 1.01 of the Credit agreement in appropriate alphabetical order:
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (on October 17, 2014, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations

Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
(b)    The grid in the definition of “Applicable Amount” is amended in full to read as follows:

Pricing Level	Applicable Margin IBOR Loans	Applicable Margin Base Rate Loans	Facility Fee Rate
1	90.0	0.0	10.0
2	100.0	0.0	12.5
3	120.0	20.0	17.5
4	130.0	30.0	20.0
5	150.0	50.0	25.0
6	150.0	50.0	25.0
7	170.0	70.0	30.0

(c)    The definition of “Pricing Level” is amended in full to read as follows:
“Pricing Level” means, as of any date, the pricing level set forth below opposite the applicable Pricing Rating as in effect as of the first day of the Pricing Period in which such date occurs;

Pricing Level		Pricing Rating
		S&P	Moody’s

1	EQUAL TO OR GREATER THAN	A+	A1
2	EQUAL TO	A	A2
3	EQUAL TO	A-	A3
4	EQUAL TO	BBB+	Baa1
5	EQUAL TO	BBB	Baa2
6	EQUAL TO	BBB-	Baa3
7	EQUAL TO OR LESS THAN	BB+	Ba1

provided, however, that if there is no Pricing Rating, the Applicable Amount set forth opposite Pricing Level 7 shall apply.
(d)    Section 5.16 is amended in full to read as follows:
5.16. Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees and to the knowledge of the Company its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company or any Subsidiary or (b) to the knowledge of the Company, any of their respective directors, officers or employees or agents that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No

Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
(e)    Section 6.07 is amended in by adding a new sentence to the end thereof to read as follows:
The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
(f)    Section 7.06 is amended in full to read as follows:
7.06. Ratio of Consolidated Funded Debt to EBITDA. The Company shall maintain, as of the last day of any Fiscal Quarter, a ratio of Consolidated Funded Debt to EBITDA of not more than (a) 4.00 to 1.00 for each period of four consecutive Fiscal Quarters then ended, commencing with the four Fiscal Quarters ended October 31, 2014 and ending with the four Fiscal Quarters ended no later than January 29, 2016 and (b) 3.75 to 1.00 for each period of four consecutive Fiscal Quarters then ended, commencing with the four Fiscal Quarters ended immediately after January 29, 2016.
(f)    A new Section 7.10 is added at the end of Article VII to read as follows:
7.10 Use of Proceeds. The Company will not request any Borrowing or Letter of Credit, and the Company shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 3. Representations of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article V of the Credit Agreement will be true on and as of the Amendment Effective Date and (ii) no Default will have occurred and be continuing on such date.
SECTION 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
SECTION 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 6. Effectiveness. This Amendment shall become effective on the date when the following conditions are met (the “Amendment Effective Date”):
the Agent shall have received from each of the Borrower and the Requisite Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof;
the Agent shall have received an amendment fee for the account of each Lender in an amount equal to 0.05% of such Lender’s Commitment; and
the Agent shall have received Requisite Notice from the Company in accordance with Section 2.05 of the Credit Agreement, reducing the aggregate Commitments to no more than $500,000,000.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

LEIDOS HOLDINGS, INC.
By:	/s/ Marc H. Crown
	Name:	Marc H. Crown
	Title:	Senior Vice President

LEIDOS, INC.
By:	/s/ Marc H. Crown
	Name:	Marc H. Crown
	Title:	Senior Vice President

CITIBANK, N.A., as Agent and as a Lender
By:	/s/ Susan M. Olsen
	Name:	Susan M. Olsen
	Title:	Vice President

BANK OF AMERICA, N.A.
By:	/s/ Kenneth Beck
	Name:	Kenneth Beck
	Title:	Director

THE BANK OF NOVA SCOTIA
By:	/s/ Winston Lua
	Name:	Winston Lua
	Title:	Director

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Scott Santa Cruz
	Name:	Scott Santa Cruz
	Title:	Managing Director

MORGAN STANLEY BANK, N.A.
By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Magnus McDowell
	Name:	Magnus McDowell
	Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
By:	/s/ Maria Iarriccio
	Name:	Maria Iarriccio
	Title:	Director

PNC BANK, NATIONAL ASSOCIATION
By:	/s/ Steven Day
	Name:	Steven Day
	Title:	Assistant Vice President

THE BANK OF NEW YORK MELLON
By:	/s/ Jeffrey Dears
	Name:	Jeffrey Dears
	Title:	Vice President

SUNTRUST BANK
By:	/s/ David Simpson
	Name:	David Simpson
	Title:	Vice President